SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2015

AGRIVEST AMERICAS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-22735	45-3977747
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue Tustin, CA 92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 19, 2015, the registrant, AgriVest Americas, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Havanti AS, a Norwegian limited liability company (“Havanti”). Pursuant to the Purchase Agreement, Havanti purchased from the Company an aggregate of 35,125,000 shares (the “Purchased Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company for an aggregate purchase price of $200,000. Immediately following the issuance of the Purchased Shares pursuant to the Purchase Agreement, an aggregate of 68,871,831 shares of Common Stock were issued and outstanding and the shares of Common Stock owned by Havanti represented approximately 51.0% of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis.

At or prior to the closing of the sale of the Purchased Shares pursuant to the Purchase Agreement, and as a condition to such closing, the Company entered into various agreements (the “Restructuring Agreements”) with an aggregate of 12 warrant holders, note holders or other creditors of the Company pursuant to which the Company converted or exchanged all existing or outstanding debts, promissory notes or warrants of the Company into an aggregate of 12,022,322 shares of Common Stock (the “Conversion Shares”) and $100,000 aggregate principal amount of promissory notes (the “Notes”) of the Company.  The Notes bear interest at the rate of 8% per annum if paid in full on or prior to the six-month anniversary of the issue date of the Notes, at the rate of 18% if the maturity date of the Notes is automatically extended for an additional three months, or at a rate equal to the lesser of 28% or the maximum rate permitted by law if the Notes are not paid in full on or prior to the end of the three-month extension period.  If the outstanding principal and interest on the Notes is not paid in full at the end of such three-month extension period, the holders of the Notes may convert the unpaid principal of and interest on the Notes into shares of Common Stock at a price per share equal to 75% of the closing sale price of the Common Stock, or the last bid price if the closing sale price cannot be determined, on a material stock exchange or in the over-the-counter market on the trading day immediately prior to the conversion date.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the documents filed as exhibits to this Current Report on Form 8-K, which are incorporated by reference herein.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the Purchased Shares under the Purchase Agreement and the Conversion Shares under the Restructuring Agreements in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder as transactions not involving any public offering of securities. No advertising or general solicitation was employed in offering the securities under the Purchase Agreement or the Restructuring Agreements, the offerings and sales were made to a limited number of persons and the Company will restrict transfer of the securities purchased under the Purchase Agreement or the Restructuring Agreements in accordance with the requirements of the Securities Act. Appropriate legends have been affixed to the certificates for the Purchased Shares and the Conversion Shares.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT.

The sale of the Purchased Shares pursuant to the Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K resulted in a change of control of the Company. The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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ITEM 8.01    OTHER EVENTS.

The transactions contemplated by the Purchase Agreement closed on November 19, 2015. Immediately prior to the consummation of the sale of the Purchased Shares to Havanti, the Company was a shell company with no operating business. As a result of the sale of the Purchased Shares, Havanti has acquired effective control of the Company. In connection with such transactions, the board of directors of the Company has determined to establish the Company as a provider of a digital currency, or cryptocurrency, to engage as a peer-to-peer lender utilizing such cryptocurrency and to engage in other cryptocurrency businesses. The Company intends to enter such markets by seeking and acquiring or merging with one or more established companies in such industry. Any such acquisition or merger may involve the issuance of additional shares of Common Stock. In order to fund such proposed business plan, the Company intends to raise funds from investors by issuing Common Stock, preferred stock and/or debt securities to fund future operations. Upon any such acquisition or merger, the Company will cease to be a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

 (d)    Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated November 19, 2015, between AgriVest Americas, Inc. and Havanti.

10.2	Form of 8% Promissory Note of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AgriVest Americas, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated: November 23, 2015

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